UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2009

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At Oracle Corporation’s 2009 Annual Meeting of Stockholders held on October 7, 2009, our stockholders approved Oracle’s Fiscal Year 2010 Executive Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for the payment of annual cash bonuses to eligible senior officers based upon the attainment of certain performance criteria established by the Compensation Committee such as improvement in Oracle’s pre-tax profit on a non-GAAP basis and revenue related goals linked to a particular area of responsibility. The maximum bonus payment that our Chief Executive Officer may receive under the Bonus Plan for fiscal 2010 would be $8,329,022, although the actual bonus amount will be based on achievement of the performance goals. The maximum bonus payment that any other participant may receive under the Bonus Plan for fiscal 2010 would be less than the maximum bonus payment that our Chief Executive Officer may receive under the Bonus Plan. The maximum bonus payment that participants may receive under the Bonus Plan is either the target bonus for such participant plus a predetermined fixed dollar amount or is based on a fixed multiple of the target bonus for such participant.

A description of the Bonus Plan is filed as Exhibit 10.25 to this report and is incorporated by reference in its entirety into this Item 5.02.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.25	Description of the Fiscal Year 2010 Executive Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: October 8, 2009	By:	/s/ Dorian Daley
Dorian Daley Senior Vice President, General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description of Exhibit
10.25	Description of the Fiscal Year 2010 Executive Bonus Plan